                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-18763) of HSN, Inc., formerly known as Silver King Communications, Inc., pertaining to the Amended and Restated Savoy Pictures Entertainment, Inc. Stock Option Plan, the Savoy Pictures Entertainment, Inc. 1995 Stock Option Plan, the Home Shopping Network, Inc. 1996 Stock Option Plan for Outside Directors, the Home Shopping Network, Inc. 1986 Stock Option Plan for Employees and the Home Shopping Network, Inc. 1986 Stock Option Plan for Outside Directors, of our report dated February 26, 1997, with respect to the consolidated financial statements and schedule of HSN, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

New York, New York
April 10, 1997